UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DealerTrack Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2336218

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Suite M04, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-126944
Securities to be registered pursuant to Section 12(b) of the Act: None.
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01

(Title of Class)

Item 1.
Description of Registrant’s Securities to be Registered.
     The description of the common stock, par value $0.01 per share, of DealerTrack Holdings, Inc. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-126944) originally filed with the Securities and Exchange Commission on July 28, 2005 as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, and is hereby incorporated by reference in response to this item. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.
Item 2.
     The following exhibits are incorporated herein by reference as indicated below.

Exhibit Number	Description

3.2*	Form of Fifth Amended and Restated Certificate of Incorporation of DealerTrack Holdings, Inc.

3.4*	Form of Amended and Restated By-laws of DealerTrack Holdings, Inc.

4.3**	Fourth Amended and Restated Registration Rights Agreement, dated as of March 19, 2003, among DealerTrack Holdings, Inc., and the stockholders of DealerTrack Holdings, Inc. party thereto.

4.4***	Form of Certificate of Common Stock.

*	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement on Form S-1 of DealerTrack Holdings, Inc. filed by DealerTrack Holdings, Inc. on October 24, 2005, as amended (File No. 333-126944).

**	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of DealerTrack Holdings, Inc. filed by DealerTrack Holdings, Inc. on July 28, 2005, as amended (File No. 333-126944).

***	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of DealerTrack Holdings, Inc. filed by DealerTrack Holdings, Inc. on October 12, 2005, as amended (File No. 333-126944).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2005	DealerTrack Holdings, Inc.
	By:	/s/ Eric D. Jacobs, Esq.
Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary